UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bard Holding, Inc.
(Name of small business issuer in its charter)

Delaware	3823	27-1330198
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification Number)
incorporation or organization)	Classification Code Number)

1167 Bridge Street, Philadelphia, PA, 19124
(Address and telephone number of registrant's principal executive offices and principal place of business)

Howard L. Bobb President and Chief Executive Officer 1167 Bridge Street Philadelphia, PA 19124 (215) 825-8593
(Name, address, and telephone number of agent for service)

Please send correspondence to:

Jillian Ivey Sidoti, Esq.
34721 Myrtle Court
Winchester, CA 92596
323-799-1342
FAX: (888) 316-7320

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value	10,000,000 shares	$1.00	$10,000,000	$558.00
Total	10,000,000 shares	$1.00	$10,000,000	$558.00

(1)     Registration fee has been paid via Fedwire.

(2)     This is the initial public offering and no current trading market exists for our stock.

(3)     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(4)      Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares, and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

We are offering to the public 10,000,000 shares of common stock, at $1.00 per share, on a “best efforts” basis in a “direct public offering” through our officers. This offering terminates 365 days after commencement of this offering, which will be upon effectiveness of this registration statement. There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by Bard Holding Inc. and no commissions will be paid for the sale of the 10,000,000 shares offered by Bard Holding Inc.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. We do intend to place the funds into a segregated bank account. The segregated account is not an escrow, trust or similar account.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

See “Risk Factors” beginning on page ______ for a discussion of material risks that you should consider prior to purchasing any of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE SUBJECT TO CHANGE. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED _____________________

PRELIMINARY PROSPECTUS

Bard Holding Inc.

10,000,000 Shares of Common Stock
Price per share: $1.00
Total cash proceeds if all shares are sold: $10,000,000

This is our initial public offering. We are offering up to 10,000,000 shares of our common stock at a price of $1.00 per share. We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. The shares will be offered and sold by our officers.  There is no trading market for our common stock.

The offering is being conducted on a self-underwritten, best effort basis, which means our officers and/or directors will attempt to sell the shares. This Prospectus will permit our officers and/or directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Our officers and directors will sell the shares. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The shares will be offered at a price of -$1.00 per share for a period of three hundred and sixty five (365) days from the effective date of this prospectus, unless extended by our board of directors for an additional one hundred eighty (180) days.

The purchase of our shares involves substantial risk. See “Risk Factors” beginning on page _____ for a discussion of risks to consider before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions	Proceeds To BARD HOLDING
Per Share	$1.00	$0	$1.00
Total	$10,000,000	$0	$10,000,000

Bard Holding Inc. is a development stage company and currently has minimal operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, our stock is presently not traded on any market or securities exchange and there is no assurance that a trading market for our securities will ever develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES _____ THROUGH ______ BEFORE BUYING ANY SHARES OF BARD HOLDING INC’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

THE DATE OF THIS PROSPECTUS IS ____________________

Table of Contents

Prospectus Summary	1
Risk Factors	2
Special Note Regarding Forward-Looking Information	9
Capitalization	9
Use of Proceeds	10
Determination of Offering Price	11
Dilution	11
Plan of Distribution and Terms of the Offering	14
Legal Proceedings	15
Director, Executive Officers, Promoters and Control Persons	15
Security Ownership of Certain Beneficial Owners and Management	15
Description of Securities	16
Interest of Named Experts and Counsel	17
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	17
Description of Business	18
Reports to Stockholders	21
Facilities	23
Certain Relationships and Related Party Transactions	23
Market for Common Equity and Related Stockholders Matters	25
Dividends	25
Executive Compensation	28
Shares Eligible for Future Sale	30
Index to Financial Statements	F
Report of Independent Registered Public Accounting Firm	F-1
Balance Sheets	F-2
Statement of Operations	F-3
Statement of Stockholders’ Equity	F-4
Statement of Cash Flows	F-5
Notes to Financial Statements	F-6 – F-9

Prospectus Summary

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” “Bard Holding,” and “BH” refer to Bard Holding Inc.

Bard Holding, Inc. (the “Company” or “BH”) is a development stage company incorporated in the State of Delaware in November 2009. We are building the first full composite algae based biodiesel plant in the northeast region of the United States.  The facility will have photo-bioreactor based algae cultivation, harvesting and extraction plant. The planned facility will be located at keystone Industrial Port Complex (KIPC), Fairless Hills in the Commonwealth of Pennsylvania. We have not commenced revenue-generating activities at this time.

The facility will be producing 60 million gallons of algae oil based biodiesel per annum using photo-bioreactors.  It will produce algae biomass to be used to produce biodiesel, and other commercial products.

The facility will highlight the success of patent-pending engineering processes to allow for the environmentally friendly, low-cost production of algae biomass and extraction of bio-oil. The algae will be cultivated in photo-bioreactors and harvested in an energy-efficient/cost-effective manner. The facility will focus on cultivating algae that can produce high yields of biodiesel. There are more than 300,000 strains of algae, with differing ratios of three main types of molecule: oils, carbohydrates and protein. Company scientists and engineers have utilized a new technological screening processes combined with microbial biology to identify natural algae strains that are best suited for biofuel production.  Further, the facility will demonstrate that this process can sequester more than 90 percent of carbon dioxide fed into the system. A leading global engineering company, Tetra Tech, Inc. of Langhorne, Pennsylvania, will do the facility’s engineering and construction.

Bard Holding’s address and phone number is:

Bard Holding Inc.
1167 Bridge Street,
Philadelphia, Pennsylvania 19124
(215) 825-8593

The Offering

Common Stock Offered

         for Sale ................... Up to a maximum of 10,000,000 shares.

Price to the Public ........  $1.00 per share in cash.

Use of Proceeds

 Primarily for ............  Offering expenses, sales and marketing, independent contractors and web site
                                      improvement.

Number of Shares
  Outstanding Prior

to the Offering ..........  15,003,000 common stock/ 15,000,000 preferred stock

Number of Shares
  Outstanding After

the Offering
16,003,000 if 10% of offering sold. 17,503,000 if 25% of offering sold. 20,003,000 if 50% of offering sold. 22,503,000 if 75% of offering sold. 25,003,000 if 100% of offering sold.

Plan of Distribution
This is a direct public offering, with no commitment by anyone to purchase any shares. Our shares will be offered and sold by our officers. There is no share minimum investment required from individual investors.

Terms of the Offering

This is a BEST EFFORTS OFFERING.

This is a no minimum offering. Accordingly, as shares are sold, we will use the money raised for our business. The offering will remain open until 365 days from the commencement of the offering upon effectiveness of this S-1, which may be extended for an additional 180 days at the discretion of the board of directors. We cannot be certain that we will be able to sell enough shares to fund our operations appropriately.

  (1) Management may not, and will not purchase any shares in this offering.

RISK FACTORS

Investors in Bard Holding should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks. An investment in the Common Stock offered hereby involves a high degree of risk.

We may be unable to solve unforeseen technical and engineering challenges that would make the algae-to-oil system unfeasible.

Although we have successfully generated sample yields of algae with high lipid percentages in the laboratory, as well as extracting small field scale quantities of oil, the full end-to-end process design and engineering of an algae-to-oil system is not complete. The risk exists that the completion of this process design and engineering may face delays or outright failures, and that we may not be able to successfully design a scalable, cost-effective system for the growth and harvesting of algae. We are still in the process of conducting research on algae growth concepts and completing design and cost calculations in order to overcome certain previously recognized limitations of growing and harvesting algae oil for fuel at commercial scale, at appropriate costs. Even in the event that we are able to design and engineer a complete algae-to-oil system, the risk exists that once Bard Holding or a licensee begins to scale up such system, unforeseen factors and issues may arise which makes any such system unfeasible (for economic reasons or otherwise), thus causing additional delays or outright failure.

We face significant challenges in successfully and rapidly building our new facility, and there is no guarantee that we will succeed.

Due to the anticipated significant capital expenditures required for a cost effective algae oil facility, we will need to successfully build a new facility and commercial design under significant time constraints. We have yet to prove that it can succeed at the required levels of rapid scaling through to commercial rollout of our technology. Beyond the new facility, rapid scaling will also be dependent upon the time needed to adequately permit each site and procure needed equipment.

We are dependent upon funding from our principal shareholders.

To date, we are dependent upon funding from our officers. If our officers are unable to continue to fund the Company, the Company might need to enter into agreements under less favorable terms than originally envisioned, or borrow funds at higher interest rates and under less favorable terms and conditions than originally envisioned. Moreover, there is no certainty as to whether any new funding source would even be available. If funding is not available when needed, or is available only on unfavorable terms, we may be unable to implement our development plan, enhance our existing business, complete acquisitions or otherwise take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our production, revenues and results of operations, or cause us to cease operations altogether.

Significant declines in the prices of oil and natural gas could reduce the appeal and commercial feasibility of our products and services.

We have no ability to control the market prices of oil and biodiesel. The recent worldwide financial and credit crisis has reduced the availability of liquidity and credit. This shortage of liquidity and credit combined with recent substantial losses in worldwide equity markets has lead to a worldwide economic recession. The slowdown in economic activity caused by such recession has reduced worldwide demand for energy and resulted in lower oil and natural gas prices. Oil prices declined from record levels in early July 2008 of over $140 per Bbl to below $40 per Bbl in December 2008, while natural gas prices have declined from over $13 per Mcf to below $6 per Mcf over the same period. In addition, the forecasted prices for 2009 have also declined. As oil and natural gas prices decline, the appeal, and commercial feasibility, of alternative fuel sources such as biodiesel and algae-oil may significantly decrease and further contribute to the reduction of available credit and financing.

Biodiesel fuel is a commodity whose price is determined based on the price of petroleum diesel, world demand, supply and other factors, all of which are beyond our control. Prices for biodiesel fuel have fluctuated widely in recent years. We expect that prices will continue to fluctuate in the future. Significant fluctuations in these commodity prices could impact the economic feasibility of the Company’s products and services.

We may be unable to fully enforce our intellectual property in certain countries.

We are partially dependent on the enforceability of our intellectual property rights. We expect to expand the use of our technology into countries that may not provide adequate legal remedies in the event of a violation of the Company’s technology. We may not be able to fully execute our business plan if we do not obtain adequate protection of our intellectual property.

The biodiesel production and marketing industry is competitive. There are many competitors that have greater financial and other resources than we do and one or more of these competitors could, by using their greater resources or otherwise, gain market share at our expense.

According to the National Biodiesel Board, the biodiesel manufacturing industry is experiencing rapid growth in the United States. New plant construction or decreases in demand for biodiesel may result in excess production capacity, which could have an impact upon our ability to operate profitably. Excess capacity in the biodiesel industry may lead to increased competition for inputs and decreased market prices for biodiesel, which means that we may be unable to acquire the inputs needed or be unable to acquire the inputs at a profitable price. In addition, if excess capacity occurs, we may be unable to market our products at profitable prices.

Many of our competitors in the biodiesel production and marketing industry have substantially greater production, financial, research and development, personnel and marketing resources than we do. As a result, our competitors may be able to compete more aggressively than we could and sustain that competition over a longer period of time. Our lack of resources relative to many of our competitors may cause us to fail to anticipate or respond adequately to new developments and other competitive pressures. This failure could reduce our competitiveness and cause a decline in our market share, sales and profitability. This decline could have a material adverse effect on, or cause us to cease, our operations.

If we are unable to recruit and retain the necessary specialist and experienced individuals, our business will suffer as a result.

In order to complete the research and design of the algae-to-oil system and move to commercial scaling and full operations, it will be necessary for us to retain specialist and experienced management as well as to recruit a significant number of additional qualified individuals. Additionally, technical support personnel will be needed to support the license and joint venture partners when we begin to commercially scale worldwide. Any inability to obtain the appropriate resources through hiring, outsourcing or through other contractors could delay or impair our ability to achieve successful results.

We have a history of losses and there is no guarantee we will achieve positive cash flow.

Bard Holding has a history of operating losses since inception. The Company expects losses to continue and does not expect positive cash flow from operations in the near term. There is no guarantee that the Company will achieve cash flow positive operations prior to expending its available capital.

The algae-to-oil system may be too expensive for a particular target market.

The growth from the bioreactor/extraction/refining system and the relevant processes and methodologies being considered for operating the system may not yield a result that is commercially attractive to the target market. This may be due to the inability of the system to produce algae oil at an acceptable unit cost relevant to other similar competing products. Our design could also require significant high fixed capital costs.

Biofuel competes with other existing products and other alternative products, which if more successful, could reduce the demand for biodiesel.

We expect to be completely focused on the production and marketing of biodiesel and its co-products for the foreseeable future. We may be unable to shift our business focus away from the production and marketing of biodiesel to other renewable fuels or competing products. Accordingly, an industry shift away from biodiesel or the emergence of new competing products may reduce the demand for biodiesel. As already disclosed above, a downturn in the demand for biodiesel would significantly and adversely affect any sales and profitability, and thus have a material adverse effect on, or cause us to cease, our operations.

If a competitor were to achieve a technological breakthrough that resulted in significant cost reductions, our operations and business could be negatively impacted.

There currently exist a number of businesses that are pursuing the use of algae, bacteria and other crops and other methods for creating biomass and alternative fuels. Should a competitor achieve a R&D, technological or biological breakthrough where production costs are significantly reduced, or if the costs of similar competing products were to fall substantially, we may have difficulty attracting customers and licensees. This could have a material adverse effect on, or cause us to cease, our operations.

Competition from the advancement of alternative fuels may lessen the demand for biodiesel and negatively impact our profitability.

Alternative fuels, gasoline oxygenates and biodiesel production methods are continually under development. A number of automotive, industrial and power generation manufacturers are developing alternative clean power systems using fuel cells or clean burning gaseous fuels. Like biodiesel, the emerging fuel cell industry offers a technological option to address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns. Fuel cells have emerged as a potential alternative to certain existing power sources because of their higher efficiency, reduced noise and lower emissions. Fuel cell industry participants are currently targeting the transportation, stationary power and portable power markets in order to decrease fuel costs, lessen dependence on crude oil and reduce harmful emissions. If the fuel cell and hydrogen industries continue to expand and gain broad acceptance, and hydrogen becomes readily available to consumers for motor vehicle use, we may not be able to compete effectively. This additional competition could reduce the demand for biodiesel, which would negatively impact any sales and profitability, and thus have a material adverse effect on, or cause us to cease, our operations.

The profitability of any algae-to-oil system could be negatively impacted if biodiesel refiners are unable to refine the available biodiesel foodstock into biodiesel.

Worldwide biodiesel refining capacity is expected to be approximately fifteen (15) million gallons of feed stock oil per year by 2010. Currently, most biodiesel refiners are operating well below their maximum capacity, but there exists the risk that the production of biodiesel feedstock increases to the point where capacity would not be able to refine all of the available biodiesel feedstock into biodiesel. There is also a risk that some of the biodiesel refiners may go out of business due to the current high prices of feed stock oil, thereby limiting the total capacity. Such lack of capacity would be a risk to the profitability of any algae-to-oil system, as it could impact the ability of operator’s of such systems to realize revenues from operating the system.

Limited operating history

This is a new venture for the Company although the officers have experience in the biofuel technology industry. We do not currently own any assets to carry out any of the development opportunities; we have not obtained any financing and we do not currently conduct any operations. Therefore, we have a limited operating history upon which to evaluate our likely performance. We may not be able to implement our business plan successfully.

Capital requirements and liquidity

 The biofuel industry is capital intensive.  The Company's cash flow from operations and the continued availability of credit are subject to a number of variables, including the Company's utilization rate, operating margins and ability to maintain costs and obtain contracts in a competitive industry.  There can be no assurance that the Company's cash flow from operations, proceeds from the Initial Public Offering and present borrowing capacity will be sufficient to fund its anticipated capital expenditures and working capital requirements.  The Company may from time to time seek additional financing, either in the form of bank borrowings, sales of the Company's debt or equity securities or otherwise.  See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition and Liquidity." To the extent the Company's capital resources and cash flow from operations are at any time insufficient to fund its activities or repay its indebtedness as due, the Company will need to raise additional funds through public or private financings or additional borrowings.  No assurance can be given as to the Company's ability to obtain any such capital resources.  If the Company is at any time not able to obtain the necessary capital resources, its financial condition and results of operations could be materially adversely affected.  In the event that additional funds are raised through the issuance of equity securities, the percentage ownership of the Company's stockholders at that time would be diluted and, in addition, such equity securities may have rights, preferences or privileges senior to those of the Common Stock.

Reliance on key personnel

The success of the Company's business is highly dependent upon the services, efforts and abilities of Howard L. Bobb, the Company's President and Chief Executive Officer and certain other officers and key employees, particularly Surajit Khanna, the Company's Secretary, and Sohinii Khanna, the Company's Treasurer.  The business of the Company could be materially and adversely affected by the loss of any of these individuals.  The Company does not maintain key man life insurance on the lives of any of its executive officers or key employees.  The Company does not have any employment agreements.

Because our officers and directors have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

All of our officers and directors intend to devote only a portion their business time to our affairs. It is possible that the demands on our Officers from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, the officers  may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Superior rights of preferred stock

The Company is authorized to issue preferred stock.  The Board, without stockholder approval, may issue shares of the preferred stock with rights and preferences adverse to the voting power or other rights of the holders of the Common Stock.  No preferred stock has been issued.  See "Description of Capital Stock -- Preferred Stock."

WE WILL BE SUBJECT TO THE REQUIREMENTS OF SECTION 404 OF THE SARBANES-OXLEY ACT. IF WE ARE UNABLE TO COMPLY WITH SECTION 404 IN A TIMELY MANNER OR IF THE COSTS RELATED TO COMPLIANCE ARE SIGNIFICANT, OUR PROFITABILITY, STOCK PRICE AND RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE MATERIALLY ADVERSELY AFFECTED.

We will be required to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002 as of December 31, 2006. Section 404 requires that we document and test our internal control over financial reporting and issue management's assessment of our internal control over financial reporting. This section also requires that our independent registered public accounting firm opine on those internal controls and management's assessment of those controls. We are currently evaluating our existing controls against the standards adopted by the Committee of Sponsoring Organizations of the Treadway Commission, or COSO. During the course of our ongoing evaluation and integration of the internal control over financial reporting, we may identify areas requiring improvement, and we may have to design enhanced processes and controls to address issues identified through this review. We believe that the out-of-pocket costs, the diversion of management's attention from running the day-to-day operations and operational changes caused by the need to comply with the requirements of Section 404 of the Sarbanes-Oxley Act could be significant. If the time and costs associated with such compliance exceed our current expectations, our results of operations could be adversely affected.

We cannot be certain at this time that we will be able to successfully complete the procedures, certification and attestation requirements of Section 404 or that we or our auditors will not identify material weaknesses in internal control over financial reporting. If we fail to comply with the requirements of Section 404 or if we or our auditors identify and report such material weakness, the accuracy and timeliness of the filing of our annual and quarterly reports may be materially adversely affected and could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock. In addition, a material weakness in the effectiveness of our internal control over financial reporting could result in an increased chance of fraud and the loss of customers, reduce our ability to obtain financing and require additional expenditures to comply with these requirements, all of which could have a material adverse effect on our business, results of operations and financial condition.

As a result of our placing your funds into a segregated account as opposed to an escrow account, the funds are subject to attachment by creditors of the company, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed in a segregated account rather than an escrow account, creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments if this happened, regardless of whether or not the offering closes.

Our existing dividend policy and contractual restrictions limit our ability to pay dividends.

We have never declared a cash dividend on our common stock and do not expect to pay cash dividends for the foreseeable future. We expect that all cash flow generated from our operations in the foreseeable future will be retained and used to develop or expand our business.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “best efforts” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

Upon the effectiveness of this S-1, we will be subject to the requirements of Section 13(a) under the Exchange Act, which requires us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Bard Holding Inc. files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.W.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

 Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

CAPITALIZATION

The following table sets forth our capitalization on November 30, 2009

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, 100,000,000 shares authorized, 15,003,000 shares issued and outstanding	150,030
Preferred stock, $.01 par value, 15,000,000 shares authorized, 15,000,000 shares issued and outstanding	150,000
Additional paid in capital	0
Stock subscriptions receivable	(282,930)
Deficit accumulated during the development stage	(4,100)
Total Stockholders’ Equity	13,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,000

USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that the net proceeds of this offering and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures.

The net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately as the table shows depending on if we sell 10%, 25%, 50%, 75%, or 100% of the offered shares at a $1 per share. We intend to utilize the estimated net proceeds following the offering for the following purposes:

	10%	25%	50%	75%	100%
Total Proceeds	$1,000,000.0	$2,500,000	$5,000,000	$7,500,000	$10,000,000
Less: Offering Expenses
Legal	$25,000	$25,000	$25,000	$25,000	$25,000
Accounting	$5,000	$5,000	$5,000	$5,000	$5,000
Copying	300	300	300	300	300
SEC & State Filing Fees	100	100	100	100	100

Net Proceeds from Offering	$969,600	$2,469,600	$4,969,600	$7,469,600	$9,969,600

Use of Net Proceeds

Land Purchase(1)	$250,000	$250,000	$1,000,000	$2,500,000	$4,750,000
Building	$150,000	$250,000	$375,000	$575,000	$575,000
Building Labor	$50,000	$71,350	$233,200	$233,200	$233,200
Equipment(3)	$100,000	$900,000	$2,011,806	$2,792,000	$2,792,000
Transfer Agent Fees	$1,250	$1,250	$1,250	$1,250	$1,250
Accounting (4)	$5,000	$5,000	$25,000	$25,000	$25,000
Investor Relations (5)	$7,000	$7,000	$7,000	$7,000	$7,000
Employee Salaries (6)	$150,000	$370,000	$370,000	$370,000	$570,000
Research and Development (7)	$52,210	$350,000	$350,000	$401,883	$650,000
Legal Costs (8)	$20,000	$20,000	$82,000	$82,000	$82,000
Mortgage Payments (9)	$111,000	$111,000	$330,194	$198,117	$0
Working Capital (10)	$73,140	$134,000	$184,150	$284,150	$284,150

Total Use of Net Proceeds	$969,600	$2,469,600	$4,969,600	$7,469,600	$9,969,600

(1)
In the event that the raised proceeds do not cover the cost of outright purchase of the land, the Company may have the opportunity to purchase a minimum of 10 acres at $125,000 per acre and put a 20% down payment the company will then finance the remaining amount with a bank loan.

(2)	Size of the building will be commensurate with the amount of land purchased.
(3)	Equipment will depend highly on the size of the building and its capabilities.
(4)	As the complexities with the building and project go, we expect that accounting fees and ongoing audit fees will also increase.
(5)	The Company is estimating that it may use the services of a consulting firm to assist with investor relations. The Company has not entered into any agreement.
(6)	Depending on its capabilities to pay, the Company will determine which employees and personnel resources the Company will utilize.
(7)	The Company will increase its spending on researching and developing new projects depending on the amount of capital raised.
(8)	The Company will look to use funds to protect certain intellectual property. The Company also anticipates ongoing legal fees.
(9)	Mortgage payments are based on year’s worth of payments amortized over 30 years at 8%.
(10)	Working capital is assumed to be those costs associated with the day to day operations of the Company.

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;
•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

 You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

The following assumes the sale of 10% of the shares of common stock in this offering. As of November 30, 2009, Bard Holding’s net tangible book value was $13,000. Net tangible book value is the aggregate amount of Bard Holding’s tangible assets less its total liabilities. Net tangible book value per share represents Bard Holding’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,000,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $30,651), Bard Holding’s net tangible book value as of the closing of this offering would increase from $(0.001) to $.06 per share. This represents an immediate increase in the net tangible book value of approximately $.05 per share to current shareholders, and immediate dilution of about $.94 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock..................   $1.00
Net tangible book value per share prior to offering..............   $0.001
Increase per share attributable to new investors.................    $0.05
Net tangible book value per share after offering.................     $0.06
Dilution per share to new investors..............................             $0.94
Percentage dilution..............................................                         94%

The following assumes the sale of 25% of the shares of common stock in this offering. As of November 30, 2009, Bard Holding’s net tangible book value was $13,000, or $.001 per share of common stock. Net tangible book value is the aggregate amount of Bard Holding’s tangible assets less its total liabilities. Net tangible book value per share represents Bard Holding’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 2,500,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $30,651), Bard Holding’s net tangible book value as of the closing of this offering would increase from $0.0001 to $.14 per share. This represents an immediate increase in the net tangible book value of $.13 per share to current shareholders, and immediate dilution of $.86 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $1.00
Net tangible book value per share prior to offering.............. $ 0.001
Increase per share attributable to new investors.................  $0.13
Net tangible book value per share after offering.................   $0.14
Dilution per share to new investors..............................           $0.86
Percentage dilution..............................................                       86%

The following assumes the sale of 50% of the shares of common stock in this offering. As of November 30, 2009, Bard Holding’s net tangible book value was $13,000, or $0.001 per share of common stock. Net tangible book value is the aggregate amount of Bard Holding’s tangible assets less its total liabilities. Net tangible book value per share represents Bard Holding’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 5,000,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $30,651), Bard Holding’s net tangible book value as of the closing of this offering would increase from $0.0001 to $.25 per share. This represents an immediate increase in the net tangible book value of $.24 per share to current shareholders, and immediate dilution of $.75 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $1.00
Net tangible book value per share prior to offering.............. $ 0.001
Increase per share attributable to new investors.................  $0.24
Net tangible book value per share after offering.................  $0.25
Dilution per share to new investors..............................           $0.75
Percentage dilution..............................................                       75%

The following assumes the sale of 75% of the shares of common stock in this offering. As of November 30, 2009, BARD HOLDING’s net tangible book value was $13,000, or $0.001 per share of common stock. Net tangible book value is the aggregate amount of BARD HOLDING’s tangible assets less its total liabilities. Net tangible book value per share represents BARD HOLDING’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 7,500,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $30,651), BARD HOLDING’s net tangible book value as of the closing of this offering would increase from $0.001 per share to $0.33 per share. This represents an immediate increase in the net tangible book value of $.32 per share to current shareholders, and immediate dilution of $.67 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $1.00
Net tangible book value per share prior to offering.............. $0.001
Increase per share attributable to new investors.................  $0.32
Net tangible book value per share after offering..................  $0.33
Dilution per share to new investors..............................           $0.67
Percentage dilution..............................................                       67%

The following assumes the sale of 100% of the shares of common stock in this offering. As of November 30, 2009, BARD HOLDING’s net tangible book value was $13,000, or $0.001 per share of common stock. Net tangible book value is the aggregate amount of BARD HOLDING’s tangible assets less its total liabilities. Net tangible book value per share represents BARD HOLDING’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 10,000,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting of $30,651), BARD HOLDING’s net tangible book value as of the closing of this offering would be $0.40 per share and, as a result, there will be an immediate increase in the net tangible book value of $.39 per share to current shareholders, but there is an immediate dilution of $.60 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $1.00
Net tangible book value per share prior to offering.............  $0.001
Increase per share attributable to new investors.................  $0.39
Net tangible book value per share after offering................    $0.40
Dilution per share to new investors..............................           $0.60
Percentage dilution..............................................                       60%

SELLING SECURITY HOLDERS

We do not have any security holders offering any securities under this offering. There is no guarantee we will sell all of the shares under this offering as this is a “best efforts” offering.

The table below assumes the sale of the 10,000,000 shares offered in this prospectus at an assumed initial public offering price of $1.00 per share and before any deduction of estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent
Current Shareholders	15,003,000	60%	$150,030	1.5%	$0.01
Public Stockholders	10,000,000	40%	$10,000,000	98.5%	$1.00
Total	25,003,000	100%	$10,150,030	100%

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

We are offering to the public 10,000,000 shares of common stock, at $1.00 per share, on a “best efforts,” basis in a “direct public offering” through our officers and directors. This offering terminates in 365 days after commencement of this offering. There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by Bard Holding Inc. No commissions will be paid for the sale of the 10,000,000 shares offered by Bard Holding.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. We do intend to place the funds into a segregated account. The segregated account is not an escrow, trust or similar account, and is subject to attachment by creditors.

We will sell the shares on a “direct public offering,” basis through our sole officers and directors, who may be considered underwriters as that term is defined in Section 2(a)(11). Our officers and directors will not receive any commission in connection with the sale of shares, although we may reimburse them for expenses incurred in connection with the offer and sale of the shares. The officers and directors intend to sell the shares being registered according to the following plan of distribution:

•	Shares will be offered to friends, family, and business associates of the officers and directors;
The officers and directors will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a)(4)(ii), they must be in compliance with all of the following:

•	they must not be subject to a statutory disqualification;
•	They must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	they must not be an associated person of a broker-dealer;

•
they must primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of Bard Holding Inc. otherwise than in connection with transactions in securities; and

•
they must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 month.

The officers will comply with the guidelines enumerated in Rule 3a4-1(a)(4)(ii). The officers, nor any affiliates will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by Bard Holding to each offeree;
•	the subscription is completed by the offeree, and submitted by check back to Bard Holding where the subscription and a copy of the check is faxed to counsel for review;
•	each subscription is reviewed by counsel for Bard Holding to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by the officers and the funds deposited into an account labeled: Bard Holding Inc., within four (4) days of acceptance;
•	subscriptions not accepted, are returned with the check undeposited within 24 hours of determination of non-acceptance.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 10,000,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares	Percentage Before Offering	Percentage After Offering
Howard L. Bobb	3,000,000	20.00%	12.00%
Sohini Khanna	3,000,000	20.00%	12.00%
Surajit Khanna	4,650,000	30.99%	18.60%
Richard C Edwards	600,000	4.00%	2.40%
Avery Hong	2,250,000	15.00%	9.00%
Dan Mahar	600,000	4.00%	2.40%
Stephen Laskero	450,000	3.00%	1.80%
Sharon Miller	450,000	3.00%	1.80%
Total Shares for all officers, directors, and beneficial owners	15,000,000	99.98%	59.99%

1. The address of each shareholder is care of Bard Holding Inc at 1167 Bridge Street, Philadelphia, PA  19124 unless otherwise stated.

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES
Common Stock

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.01 par value per share. 15,003,000 common shares were outstanding as of the date of this prospectus. Upon sale of the 10,000,000 shares offered herein, we will have outstanding 25,003,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of Bard Holding, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of 15,000,000 shares of preferred stock, $0.01 par value per share, of which all 15,000,000 shares were outstanding as of the date of this prospectus. The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•	adopt resolutions;
•	to issue the shares;
•	to fix the number of shares;
•	to change the number of shares constituting any series; and
•	to provide for or change the following:
•	the voting powers;

•	designations;
•	preferences; and
•	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
•	dividend rights (including whether dividends are cumulative);
•	dividend rates;
•	Terms of redemption (including sinking fund provisions);
•	redemption prices;
•	conversion rights; and
•	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Options and Warrants

We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our officers may later determine to authorize options and warrants for our Company.

INTEREST OF NAMED EXPERTS AND COUNSEL

Jillian Ivey Sidoti issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable.

The audited financial statements as of November 30, 2009 are included in this prospectus and have been audited by Maddox Ungar Silberstein, PLLC,  independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such firm as an expert in accounting and auditing.

DISCLOSURE OF PAYMENT OF SERVICES WITH SHARES OF COMMON STOCK

Jillian Sidoti, for compensation for services rendered on the filing of this offering, received 10,000 shares of our common stock. Such shares shall not be derived from the shares offered in this offering.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of Bard Holding will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability. Our officers and directors are indemnified as provided by the Delaware Revised Statutes and our Bylaws.

DESCRIPTION OF BUSINESS
The Company

Bard Holding is a development stage company incorporated in the State of Delaware in November 2009. We are building the first full composite algae based biodiesel plant in the northeast region of the United States.  The facility will have photo-bioreactor based algae cultivation, harvesting and extraction plant. The planned facility will be located at keystone Industrial Port Complex (KIPC), Fairless Hills in the Commonwealth of Pennsylvania. We have not commenced revenue-generating activities at this time.

The facility will begin by producing 43,070 gallons of algae oil / biodiesel per annum using only 6 modules of photo-bioreactors.  It will produce algae biomass to be used to produce biodiesel, and other commercial products.

The facility will highlight the success of patent-pending engineering processes to allow for the environmentally friendly, low-cost production of algae biomass and extraction of bio-oil. The algae will be cultivated in photo-bioreactors and harvested in an energy-efficient/cost-effective manner. The facility will focus on cultivating algae that can produce high yields of biodiesel. There are more than 300,000 strains of algae, with differing ratios of three main types of molecule: oils, carbohydrates and protein. Company scientists and engineers have utilized a new technological screening processes combined with microbial biology to identify natural algae strains that are best suited for biofuel production.  Further, the facility will demonstrate that this process can sequester more than 90 percent of carbon dioxide fed into the system. A leading global engineering company, Tetra Tech, Inc. of Langhorne, Pennsylvania, will do the facility’s engineering and construction.

The Opportunity

Global consumption of petroleum diesel fuel (as one example) exceeds 200 billion gallons annually and continues to grow at a rate that exceeds improvements in production. The gap between supply and demand is widening and drove prices during 2008 to historically high levels. Beyond the economic issues associated with petroleum, there are also significant environmental challenges: petroleum fuels are non-renewable, produce many pollutants and release large quantities of carbon dioxide into the atmosphere when burned.

The need for an alternative to petroleum oil is both large and immediate. The desire for such alternatives has been reinforced by many nations in the form of biodiesel mandates whereby fixed portions of diesel-sold must contain a certain percentage of biodiesel. Bard Holding is developing a commercial, scalable solution to meet this need through the commercial-scale production of feedstock oil which can be used to produce biodiesel.

Oil produced from algae is also thought to have beneficial environmental effects greater than other natural methods of extracting oil. For example, algae farms do not need to be located on agricultural land. Combined with the fact that algae itself is not a human food-source means that algae biofuel does not compete with existing food crops either directly or indirectly. Moreover, it can be planted on far fewer hectares of land than other bio fuel crops (such as palm or jatropha) and therefore does not lead to the destruction of rainforests.

Biodiesel production from algae also creates a bi-product that may be used as a protein source particularly for use in animal feed, which can supplement or replace existing protein crops, such as soybeans. Growing algae uses CO2 as an input, as do other plants. However, Bard Holding’s oil production facilities are expected to require much less land and are also expected to be constructed and operational in much less time than palm and jatropha plantations, which can take many years to reach full production.

Demand for affordable biodiesel feedstock is considerable and cannot be met through more traditional oils such as rapeseed or soya. Most other feedstock oils compete with the global food supply and as biodiesel demand grows, the price of the underlying feedstocks grows accordingly. Bard Holding’s system will be designed to provide quality feedstocks for biodiesel at lower prices, and its production system is expected to be operational in a much shorter time frame than other natural or synthetic methods of oil production.

Unmet Market Needs

There is a pressing worldwide demand for alternative fuel solutions. Predicted future shortages of petroleum oil and continued pricing uncertainty in petroleum oil supply have led to significant growth in the biodiesel industry. However, the industry is in need of a more abundant supply of feedstocks.

We believe that once development is completed, our business model, high-oil yields and environmentally friendly processes have the ability to be scaled up to meet these needs.

An optional bi-product of algae oil production is a high quality protein feed source. Currently, the availability of feed (especially in developing countries) that meet cost and nutrition requirements is lacking. A parallel problem in the feed market is the growing concern of pesticides from conventionally grown protein sources that remain in feed and are then transferred to human food products. This market is estimated by Bard Holding to be an approximately $15-20 billion dollar market and is projected to grow at a compounded annual growth rate, or CAGR, of 28% (as estimated by FAOSTAT).

Separate from the biofuels market, demand also exists for specialty oil markets in a wide variety of applications, although volumes are much less clearly defined. We intend to develop the fuel feedstock oil market first and then search systematically for high-value extension opportunities in a wide array of potential specialty markets including: nutraceuticals, fatty acids/petrochemical and cosmetics.

Strategy

Our Strategy aligns business development efforts with R&D efforts, setting the stage to maximize licensing opportunities worldwide. From a business development perspective, we are in discussions with potential customers and licensees around the world (in more than a dozen countries to date) whose combined needs are significant.

The R&D efforts currently underway include research, development, commercial plant design and operations/facilities design. Where practical, these phases run in parallel. Best practices learned and implemented by Bard Holding will be licensed to commercial partners.

To date, BARD, LLC (“BLLC”), a Pennsylvania limited liability company controlled by the officers of Bard Holding, has contracted to purchase a 37 acre parcel of land at the Keystone Industrial Port Complex (KIPC) located in Fairless Hills, Pennsylvania for $4,750,000. The proceeds from this offering will go towards the down payment of the land once BLLC has assigned the rights to the Company.

Products and Bi-products

Biodiesel

Biodiesel is a renewable fuel that can be used as a blending component to petroleum-based diesel fuel or can replace it completely.  Biodiesel can be used in existing diesel engines without any modifications and can be an alternative for heating oil as well. Biodiesel is typically blended with petroleum diesel to create more favorable performance attributes.  The environmental benefits of the blend are roughly proportional to the biodiesel fraction of the blend. BARD will be producing 100% biodiesel (B100), which will be compliant with the ASTM 6751 standard.

Algae Oil

Algae oil is a by-product of the algae process.  The algae oil produced in this process will be used in the production of biodiesel, but it can also be used in products.  Algae oil and algae cake have medicinal uses as well as uses in the human and animal food chain.

Algae Cake

Dry algae known, as algae cake is another by-product of the algae process. Like the other by-products of the process the algae cake can be sold to produce income and reduce overall operating costs.  A high quality dry alga is sold today for as high as $450.00 per Ton.

Oxygen

The Algae growth process also generates pure oxygen.  The oxygen can be captured and sold as medical grade to the health care market.

Competition

As the world searches for viable petroleum replacements, biofuels have attracted significant interest. At first glance, biofuels in general appear to have very desirable characteristics. They appear to be renewable, sustainable and environmentally friendly.

However, many current biofuel feedstocks do not meet these criteria. Although many oil crops are renewable, many also happen to be staples of the food supply. Thus, there is now serious competition for these oils from both the food and fuel industries. Further compounding the problem is the fact that yields for typical oil crops are very low whereas demand for fuel is very high. Using current biofuel feedstocks, there is not enough available land to satisfy the projected mandated demand. Furthermore, efforts to create additional crop land have had a very damaging effect on the environment. For example, in certain countries, tropical rainforests are being burned so that palm plantations can be expanded.

Algae oil has the potential to successfully address these issues. Not surprisingly, there are many new entrants in the algae oil market, some of whom have started to build demonstration facilities, sign preliminary agreements with potential customers and indicate an understanding of the algae-to-oil process.

Intellectual Property & Proprietary Rights

We currently do not have any technology we consider proprietary, as we are currently in our development stage.

Employees

We are a development stage company and currently have only our officers and directors as employees of the company. It is the officers and directors who have provided us our business plan, financing, and other entrepreneurial talents. For a discussion of officers’ experience, please see “Director, Executive Officers, Promoters and Control Persons.” Initially the officers will coordinate all of our business operations. Our officers have provided the working capital to cover our initial expense. We plan to use consultants, attorneys, accountants, drill operators, and technology personnel, as necessary. Currently, BLLC employs four (4) individuals for administrative tasks other than the Managers which are also the officers of the Company. We may elect to hire the four (4) employees of BLLC to provide administrative services for the Company once the Company is adequately funded. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

The officers, specifically our president, Howard L. Bobb, and our secretary, Surajit Khanna, are spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan and overseeing the biofuel technology development of our business.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Bard Holding Inc. is a development stage company incorporated in the State of Delaware in 2009. The Company’s plan is to build the first full composite plant in the northeast region of the United States.  The facility will have a 60M-gallon biodiesel production plant, 66M-gallon soy solvent extraction plant and a 66M-gallon algae cultivation, harvesting and extraction plant.  Soybeans and algae will be used with an established multi feedstock technology.

With this composite plant BARD has a key advantage over stand-alone bio fuel plants.  The soy extraction process has three additional sources of revenue over and above bio fuel.  The additional revenue sources are soy meal, soy hall pellets and the over production of soy oil.  The algae extraction process has one additional source of revenue over and above the bio fuel, which is algae cake.

Previously, the officers and directors operated Bard Holding, LLC (“BLLC”), a Pennsylvania limited liability company. In congruence with this Offering, the officers and directors, with the consent of the managers and members of BLLC, have elected to continue the BLLC’s operations via BH. In November 2009, we issued shares to officers, directors, consultants, and other individuals in exchange for services. To date, our only business activity was the formation of our corporate entity, creation of our business model, and analyzing the viability of our business, which included identifying the land to build our facility. We believe that sales revenue and small amounts of equity will be sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from awarded contracts will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Results of Operations

For the period ended November 30, 2009

There were no revenues for the fiscal period ended November 30, 2009. Expenses for the period ended November 30, 2009 were $4,100.

The company did not pay nor recognize any interest expense for the period ended November 30, 2009.

Liquidity and Capital Resources

The Company has $500 cash. The investigation of prospective financing candidates involves the expenditure of capital.  The Company will likely have to look to the officers and directors or to third parties for additional capital.  There can be no assurance that the Company will be able to secure additional financing or that the amount of any additional financing will be sufficient to conclude its business objectives or to pay ongoing operating expenses.

In the past, the officers and directors have provided any cash needed for operations, including any cash needed for this Offering.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain an office at 1167 Bridge Street, Philadelphia, Pennsylvania  19124. We have no monthly rent, nor do we accrue any expense for monthly rent.  The biodiesel production plant and solvent extraction plant will be located on a 37 acres site at the Keystone Industrial Port Complex (KIPC), Fairless Hills, PA 19030, a 2,200 acre industrial/manufacturing zone, which was the former site for US Steel. This is currently under contract by Biofuel Advance Research and Development, LLC. (a Pennsylvania LLC of which the Company officers are managers)The site has direct access to a deep water port managed by Kinder Morgan, over 75 miles of rail with two Class 1 Railroads (NS and CSX), and access to three independent power generating stations. The site has been designated as a KOIZ (Keystone Opportunity Improvement Zone), which provides 14 years of tax exemptions from state, local, and other taxes. The site is also home to three other alternative energy companies covering wind, and solar.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

All transactions that are reportable pursuant to Item 404(d)(1) are disclosed in this section.

The Company utilizes office space provided at no cost from BLLC, a company managed by the Officers and Directors. Office services are provided without charge. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

During November 2009, the following officers and directors of BH received the following stock distributions in exchange for cash. Shares were sold at par value, or $.01 per share.

NAME & ADDRESS	COMMON STOCK SHARES
Howard L. Bobb, President and Director 1167 Bridge Street, Philadelphia, PA 19124	3,000,000
Sohini Khanna, Treasurer and Director 4878 Lindsey Lane, Richmond Heights, OH 44143	3,000,000
Surajit Khanna, Secretary and Chairman 1959 Saxon Drive, Feasterville, PA19053	4,650,000
Richard C Edwards, VP 12 Courtney Dr., Fairport, NY 144450	600,000
Avery Hong, VP 38432 Terrell Drive, North Ridgeville, OH 44039	2,250,000
Dan Mahar, VP 6009 Dwight Rowland Rd, Fuguay Varina, NC 27526	600,000
Stephen Laskero, VP 1835 A South Centre City Pkwy Number 304 Escondido, CA 92025	450,000
Sharon Miller, VP 417 Meadow Lane, Batesville, IN 47006	450,000

The following preferred shares were issued in October 2009 to officers and directors in exchange for cash at a par value of .01 per share.

NAME & ADDRESS	PREFERRED SHARES
Howard L. Bobb 1167 Bridge Street, Philadelphia, PA 19124	2,000,000
Surajit Khanna 1959 Saxon Drive, Feasterville, PA19053	2,000,000
Richard C Edwards 12 Courtney Dr., Fairport, NY 144450	2,000,000
Bijayenee Pattnaik 2500 Anina Lane, Bensalem, PA 19020	2,000,000
Avery Hong 38432 Terrell Drive, North Ridgeville, OH 44039	2,000,000
Michell McCurdy 6944 Jackson Street, Philadelphia, PA 19135	1,000,000
Dan Mahar 6009 Dwight Rowland Rd, Fuguay Varina, NC 27526	2,000,000
Stephen Laskero 1835 A South Centre City Pkwy Number 304 Escondido, CA 92025	1,000,000
Sharon Miller 417 Meadow Lane, Batesville, IN 47006	1,000,000

All current shareholders acquired their shares with the intent to hold the shares for investment purposes, and not with a view to further resale or distribution, except as permitted under exemptions from registration requirements under applicable securities laws. That means that they may not sell such securities unless they are either registered with the sec and comparable agencies in the states or other jurisdictions where the purchasers reside, or are exempted from registration. The most widely used exemption from registration requirements is provided by sec Rule 144, which requires a six month holding period prior to resale, and limits the quantities of securities that can be sold during any 90 day periods.

Once issued, the certificate will be issued with a restrictive legend required with respect to issuance of securities pursuant to exemptions from registration requirements under the Securities Act and the recipient acknowledged his understanding that the shares are restricted from resale unless they were either registered under the Securities Act and comparable state laws, or the transaction was effected in compliance with available exemptions from such registration requirements.

It is contemplated that we may enter into certain transactions with our officers, directors, or affiliates which may involve conflicts of interest in that they will not be arms’ length transactions.  All future transactions between us and our officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested directors.

There are currently no related party transactions between officers and directors other than those disclosed herein. Further, the Company has not had any preliminary contact or discussions with officer affiliates and there are no present plans, proposals, arrangements or understandings with these companies to enter into any future transactions.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA or NASDAQ will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

The following table and subsequent discussion contains the complete and accurate information concerning our directors and executive officers, their ages, term served and all of our officers and their positions, who will serve in the same capacity with us upon completion of the offering.

Name	Age	Term Served	Title / Position(s)
Howard L. Bobb	70	Since Inception	President & Director
Surajit Khanna, PhD	42	Since Inception	Secretary & Chairman
Sohini Khanna	37	Since Inception	Sr. VP, Treasurer,& Director
Steve Miller	44	Since Inception	VP HR & Controller
Avery Hong, JD	39	Since Inception	VP Investor Relations
Stephen Laskro, Esq.	54	Since Inception	VP General Counsel
Sharon Miller	39	Since Inception	VP Strategic Planning
Larry Didonato	50	Since Inception	VP and Gen Tax Counsel
Syam Nutulapati, MBA	42	Since Inception	VP Information Technology
Michelle McCurdy, Esq	44	Since Inception	VP Safety, Security, Health, Environment & Director
Indu D. Das, PhD	55	Since Inception	VP Technology
Sar Olivier	37	Since Inception	VP Environmental Policy and Planning
Jay Ort	75	Since Inception	VP Algae Development

There are no other persons nominated or chosen to become directors or executive officers nor do we have any employees other than above.

Surajit Khanna, JD, PhD is the Chairman of the board. He provides the management experience to oversee both the construction project and the management team.   He has more than 15 years of experience in dealing with International business and global teams.  He has both participated and managed construction projects across the globe including four bio diesel construction projects over the past three years and participated in the $1.8b Festival City construction in Dubai.  He has Bachelors in Science and Architecture; Masters in Business Administration; Juries Doctorate; and a Doctorate in Philosophy.

HOWARD L. BOBB, Esq is the President of BARD HOLDING, INC. He enjoyed a successful career in the Philadelphia Police Department, where he was both a supervisor and administrator, rising to the rank of Staff Inspector, retired and opened a law office. Howard is admitted to practice in both Pennsylvania and New Jersey. During his 25+ year law career has vast experience in contractual law, real estate law and dealing with business related matters.  Over the last two and one half years he has devoted much of his business acumen to the establishment of the BARD name and business plan. He has a Business degree, a Masters degree in Public Administration and a Law degree.

MICHELLE McCURDY, Esq is Vice President-Safety, Security, Health and Environment of BARD HOLDING, INC. She had a short career in the Philadelphia Police Department, cut short by an injury. She is licensed to practice law in both Pennsylvania and New Jersey and has been practicing in both states for 14+ years.  She has worked extensively in business related matters and has been an asset to the growth of the BARD name and business development.  She has both a Bachelors in Criminal Justice and a Law Degree.

Sohini Khanna has over 12 years of experience in Quality & validation technology, Project Life Cycle Management in various manufacturing industries. Extensive experience in Designing and maintaining quality systems based on ISO 9000. Her quality assurance experience goes beyond working at Merck, Bristol-Myers-Squibb and other large pharmaceuticals and biotechnology companies. She has bachelors in biology and postgraduate diploma in human resource management. She is also a member of American Society for Quality.

Syam Nutulapati, MBA has over 20 years of experience in software product and application development. He holds a Masters in Business Administration majoring in IT operations and enterprise infrastructure. Mr. Nutulapati provides innovative web-based solutions using open-source technologies for complex integration problems. He has steered the company's product development strategy on to a path of increased customer satisfaction and mutual profitability by adopting the SaaS (software as a service) model for enterprise solutions. He has a penchant for advances in architecture and methodologies for software integration that leverage economies of scale in deployment and management. He was working on the Human Care services software product and has many successful implementations, across international clientele, in Master Data Management, Customer Relation Management and Call Center deployments.

Stephen Laskero, JD has over 20 years of accumulated experience in the Financial Service Industry advising fortune 500 companies and other entities throughout the World regarding mergers, acquisitions, insurance, finance, and litigation matters. He has extensive experience in the energy field specializing in emerging renewable energy technologies. He is licensed to practice law in the state of California and the United States District Court for the Southern District of California.

Steve Miller currently owns a consultant company where he assists companies in the finance and human resource area.  He has over 10 years management experience working in corporate finance at a fortune 500 company.  He has additional experience in human resource, information technology, customer service and project management.

Avery Hong, JD has extensive finance experience having managed individual investment portfolios for over 7 years. His equity research focused on the life sciences industry, particularly biotechnology and medical devices. He also serves as an advisor to Odyssey Holdings, LP, and a multi-strategy hedge fund. He has a Juris Doctorate.

Saranam Shar Olivier has been in the renewable energy and sustainable growth industry for over ten years in top management positions, and has over 15 years of experience in logistics and marketing.  She has extensive experience in environmental consulting and management and also has proven experience with international business and manufacturing.  She is a LEED™ accredited professional through the USGBC and holds a certificate in diesel technology for renewables.  She is also a member of ASES, and NCSEA.

Indu B Das, PhD an Engineering Graduate from IIT, Kharagpur, worked for Mahindra Group of Industries, Bombay developing Solar Panels.  He has fourteen years of expertise in Chemical, Electro-chemical and Metal vapor deposition industries for Industrial Customers like Hercules, Boeing, Siemens, Cessna, UK and Thomson-CSS.  Professor Das has been teaching Engineering Courses for the past 11 years.  He is also an Engineering Consultant to several Chemical and Metallurgical Industries in USA.

Sharon Miller is currently the owner of a financial consulting company that specializes in alternative energy projects.  She has over 15 years experience working for major lending and financing institutions in management positions.  She has a background in both domestic and international finance and project development.

Jay Ort, Received BS in Geology from University of Idaho in 1962. Industrial Hygienist at The Martin Co., Wichita, KS (1962-1964) Technical Advisor for The Zia Co. at NASA's White Sands Test Facility for the Apollo Project (1964-1966), beginning of the Mars Mission Discussion. He founded Biosustems, Inc. (Roswell, NM 1966-1970), to begin Algae research for the purpose of recycling and producing Air, Water, Food and Energy; to generate an income through wastewater consulting work throughout the State of NM. In 1970 Biosustems merged with ERA (Ecological Research Associates), Inc. which concentrated on the Wastewater Reclamation Algae Production (W.R.A.P.) This system used algae to treat sewage. In 1974 he started designing and developing Methane from Livestock Waste and in 1977 he was granted a patent for his technology.  He worked for Pennsylvania DEP as a professionally licensed hydro-geologist and retired in 1997. Since retirement he has continued his study of algae.

Our directors will hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

 No officer, director, or persons nominated for such positions and no promoters or significant employee of Bard Holding, Inc.  has been involved in legal proceedings that would be material to an evaluation of officers and directors.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of our officers and directors from inception (November 16, 2009) to December 3, 2009.

Summary Compensation Table

	YTD	Annual Compensation			Long Term Compensation
Name and Principal Position		Salary	Bonus	Other Annual	Restricted	Options
				Compensation	Stock
Surajit Khanna, PhD — Chairman of the Board and secretary	2009	$0	$0	$0	$0	$0
Howard L. Bobb, Esq — President and CEO	2009	$0	$0	$0	$0	$0
Sohini Khanna — Senior Vice President and Treasurer	2009	$0	$0	$0	$0	$0
Steve Miller — Vice President-Human Resources and Controller	2009	$0	$0	$0	$0	$0
Avery Hong, JD — Vice President-Investor Relations	2009	$0	$0	$0	$0	$0
Stephen Laskro, Esq – Vice President – General Legal Counsel	2009	$0	$0	$0	$0	$0
Sharon Miller — Vice President-Strategic Planning	2009	$0	$0	$0	$0	$0
Larry Didonato — Vice President and General Tax Counsel	2009	$0	$0	$0	$0	$0
Syam Nutulapati, MBA — Vice President – Information Technology	2009	$0	$0	$0	$0	$0
Michelle McCurdy, Esq — Vice President-Safety, Security, Health and Environment	2009	$0	$0	$0	$0	$0
Indu D. Das, PhD — Vice President- Technology	2009	$0	$0	$0	$0	$0
Sar Olivier — Vice President-Environmental Policy & Planning	2009	$0	$0	$0	$0	$0
Jay Ort – Vice President – Algae Development	2009	$0	$0	$0	$0	$0

The officers and directors have not received any monetary compensation or salary since the inception of the Company. The officers and directors have agreed to not receive any compensation or enter into any employment agreements until the Company begins operations.

Directors’ Compensation

Directors are not entitled to receive compensation for services rendered to Bard Holdings, or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

Bard Holdings did not grant any stock options to the executive officer during the most recent fiscal period ended November 30, 2009. Bard Holdings has also not granted any stock options to the Executive Officers since incorporation.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

The Officers have agreed to provide services to us without compensation until such time as we have earnings from our revenue.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of three members. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if they acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Delaware law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent for the common stock will be Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future. Our counsel has provided an opinion that the shares registered in this registration statement will be validly issued, fully paid, and non-assessable. This opinion is herewith filed as an exhibit.

Upon completion of this offering, we will have outstanding an aggregate of 25,000,000 shares of common stock. Of these shares, 10,000,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our legal counsel has provided an opinion of this, which is hereto attached as an exhibit. Only the shares being offered under this registration statement will be tradable without further restriction. However, it should be noted that this is a “best efforts” offering and there is no guarantee that all 10,000,000 shares will be sold. Our sole officer and director will not be purchasing shares in this offering. The remaining 15,000,000 shares of common stock held by our existing stockholder are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The 15,000,000 of the shares making up the 15,003,000 that were issued, were issued in October 2009 to our Officers and Directors. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•
the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective holding periods, subject to restrictions on such sales by affiliates and as restricted by a lock-up agreement.

BARD HOLDING, INC.
(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

NOVEMBER 30, 2009

F

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors

Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Bard Holding, Inc.
Philadelphia, Pennsylvania

We have audited the accompanying balance sheet of Bard Holding, Inc. (the “Company”) as of November 30, 2009 and the related statements of operations, stockholders’ equity, and cash flows for the period from November 16, 2009 (Date of Inception) through November 30, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bard Holding, Inc.  as of November 30, 2009 and the results of its operations and its cash flows for the period from November 16, 2009 (Date of Inception) through November 30, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has limited working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Maddox Ungar Silberstein, PLLC

Bingham Farms, Michigan
December 3, 2009

BARD HOLDING, INC.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET
AS OF NOVEMBER 30, 2009

2009
ASSETS
Current assets
Cash and cash equivalents	$500
Prepaid expenses	12,500

TOTAL ASSETS	$13,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Accrued expenses	$0
Total Liabilities	0

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, 100,000,000 shares authorized, 15,003,000 shares issued and outstanding	150,030
Preferred stock, $.01 par value, 15,000,000 shares authorized, 15,000,000 shares issued and outstanding	150,000
Additional paid in capital	0
Stock subscriptions receivable	(282,930)
Deficit accumulated during the development stage	(4,100)
Total Stockholders’ Equity	13,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,000

See accompanying notes to financial statements.

BARD HOLDING, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM NOVEMBER 16, 2009 (INCEPTION)
TO NOVEMBER 30, 2009

Period from November 16, 2009 (Inception) to November 30, 2009

REVENUES	$0

OPERATING EXPENSES
Professional fees	4,100
TOTAL OPERATING EXPENSES	4,100

NET LOSS BEFORE INCOME TAXES	(4,100)

PROVISION FOR INCOME TAXES	0

NET LOSS	$(4,100)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	15,003,000

See accompanying notes to financial statements.

BARD HOLDING, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY
AS OF NOVEMBER 30, 2009

	Common stock		Preferred stock		Additional paid-in	Stock subscriptions	Deficit accumulated during the development
	Shares	Amount	Shares	Amount	capital	receivable	stage	Total

Issuance of common stock	15,003,000	$150,030	-	$-	$-	$(132,930)	$-	$17,100

Issuance of preferred stock	-	-	15,000,000	150,000	-	(150,000)	-	0

Net loss for the period ended November 30, 2009	-	-	-	-	-	-	(4,100)	(4,100)

Balance, November 30, 2009	15,003,000	$150,030	15,000,000	$150,000	$-	$(282,930)	$(4,100)	$13,000

See accompanying notes to financial statements.

BARD HOLDING, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM NOVEMBER 16, 2009 (INCEPTION) TO NOVEMBER 30, 2009

Period from November 16, 2009 (Inception) to November 30, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(4,100)
Changes in assets and liabilities:
(Increase) in prepaid expenses	(12,500)
Increase in accrued expenses	0
CASH FLOWS USED IN OPERATING ACTIVITIES	(16,600)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	150,030
Proceeds from sale of preferred stock	150,000
Stock subscriptions receivable	(282,930)
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	17,100

NET INCREASE IN CASH	500
Cash, beginning of period	0
Cash, end of period	$500

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes to financial statements.

BARD HOLDING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
NOVEMBER 30, 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Bard Holding, Inc. (the Company) was incorporated in the State of Delaware on November 16, 2009. The Company will be engaged in the principal business activity of production of algae biomass to be used to produce biodiesel, and other commercial products.

The Company has not realized significant revenues to date and therefore is classified as a development stage company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet.  Actual results could differ from those estimates.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Income Tax

Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Accounting Basis

The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a November 30 fiscal year end.

BARD HOLDING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
NOVEMBER 30, 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-based compensation.
For the period ended November 30, 2009, the Company has not issued any share-based payments to its employees or management.

Recent Accounting Pronouncements
In May 2009, the FASB issued FAS 165, “Subsequent Events”.  This pronouncement establishes standards for accounting for and disclosing subsequent events (events which occur after the balance sheet date but before financial statements are issued or are available to be issued). FAS 165 requires and entity to disclose the date subsequent events were evaluated and whether that evaluation took place on the date financial statements were issued or were available to be issued. It is effective for interim and annual periods ending after June 15, 2009. The adoption of FAS 165 did not have a material impact on the Company’s financial condition or results of operation.

In June 2009, the FASB issued FAS 166, “Accounting for Transfers of Financial Assets” an amendment of FAS 140. FAS 140 is intended to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets: the effects of a transfer on its financial position, financial performance , and cash flows: and a transferor’s continuing involvement, if any, in transferred financial assets. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of FAS 166 to have an impact on the Company’s results of operations, financial condition or cash flows.

In June 2009, the FASB issued FAS 167, “Amendments to FASB Interpretation No. 46(R)”. FAS 167 is intended to (1) address the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, as a result of the elimination of the qualifying special-purpose entity concept in FAS 166, and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provided timely and useful information about an enterprise’s involvement in a variable interest entity. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of FAS 167 to have an impact on the Company’s results of operations, financial condition or cash flows.

BARD HOLDING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
NOVEMBER 30, 2009

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has no revenues as of November 30, 2009.  The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

BARD HOLDING, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2009

NOTE 2 – GOING CONCERN (CONTINUED)

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – INCOME TAXES

The provision for Federal income tax consists of the following:

November 30, 2009
Refundable Federal income tax attributable to:
Current Operations	$1,394
Less: valuation allowance	(1,394)
Net provision for Federal income taxes	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

November 30, 2009
Deferred tax asset attributable to:
Net operating loss carryover	$1,394
Less: valuation allowance	(1,394)
Net deferred tax asset	$-

At November 30, 2009, Bard Holding has an unused net operating loss carryover approximating $4,100 that is available to offset future taxable income; it expires beginning in 2029.

NOTE 4 – COMMON STOCK

The Company has 100,000,000 shares of $0.01 par value common stock authorized.  During the period ended November 30, 2009, 15,003,000 shares of common stock were issued.  Total proceeds of $17,100 were received prior to November 30, 2009 with the remaining $132,930 being recorded as stock subscription receivable.

As of November 30, 2009, a total of 15,003,000 shares were issued and outstanding.

BARD HOLDING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
NOVEMBER 30, 2009

NOTE 5 – PREFERRED STOCK

The Company has 15,000,000 shares of $0.01 par value preferred stock authorized.  During the period ended November 30, 2009, 15,000,000 shares of preferred stock were issued to the founders.  The entire balance of $150,000 has been recorded as stock subscription receivable as of November 30, 2009.

NOTE 6 – COMMITMENTS

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 – SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to November 30, 2009 through December 3, 2009 and has determined that it does not have any material subsequent events to disclose in these financial statements.

Prospectus

Bard Holding Inc.
1167 Bridge Street
Philadelphia, Pennsylvania  19124
(215) 825-8593

Until, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

As permitted by the DGCL, our restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director shall be personally liable to us or to our stockholders for monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the restated certificate of incorporation is to eliminate the rights of this corporation and its stockholders (through stockholders’ derivative suits on behalf of this corporation) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

Our restated certificate of incorporation provides that we have the power to indemnify, and our restated by-laws state that we shall indemnify, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in our right) by reason of the fact that he is or was a director, officer, employee or agent of this corporation or is or was serving at our request as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Our restated by-laws further provide that we may purchase and maintain insurance on our own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of this corporation or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not we would have the power to indemnify such person against such liability under our restated by-laws.

Item 25.  Other Expenses of Issuance and Distribution*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Amount
SEC registration fee	$551.00
Blue Sky fees and expenses	100.00
Legal fees and expenses	25,000.00
Accounting fees and expenses	5,000.00
Total	$30,651.00

Item 26.  Recent Sales of Unregistered Securities.

The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

We were incorporated in the State of  Delaware in October 2009 and 15,000,000 at a value of $.01 per share founder shares were issued to officers and directors at a par value of $.01;

NAME & ADDRESS	COMMON STOCK SHARES
Howard L. Bobb, President and Director 1167 Bridge Street, Philadelphia, PA 19124	3,000,000
Sohini Khanna, Treasurer and Director 4878 Lindsey Lane, Richmond Heights, OH 44143	3,000,000
Surajit Khanna, Secretary and Chairman and Director 1959 Saxon Drive, Feasterville, PA19053	4,650,000
Richard C Edwards, Director 12 Courtney Dr., Fairport, NY 144450	600,000
Avery Hong, VP 38432 Terrell Drive, North Ridgeville, OH 44039	2,250,000
Dan Mahar, Director 6009 Dwight Rowland Rd, Fuguay Varina, NC 27526	600,000
Stephen Laskero, Director 1835 A South Centre City Pkwy Number 304 Escondido, CA 92025	450,000
Sharon Miller, Director 417 Meadow Lane, Batesville, IN 47006	450,000

The following preferred shares were issued in October 2009 to officers and directors in exchange for cash at a par value of .01 per share.

NAME & ADDRESS	PREFERRED SHARES
Howard L. Bobb 1167 Bridge Street, Philadelphia, PA 19124	2,000,000
Surajit Khanna 1959 Saxon Drive, Feasterville, PA19053	2,000,000
Richard C Edwards 12 Courtney Dr., Fairport, NY 144450	2,000,000
Bijayenee Pattnaik 2500 Anina Lane, Bensalem, PA 19020	2,000,000
Avery Hong 38432 Terrell Drive, North Ridgeville, OH 44039	2,000,000
Michell McCurdy 6944 Jackson Street, Philadelphia, PA 19135	1,000,000
Dan Mahar 6009 Dwight Rowland Rd, Fuguay Varina, NC 27526	2,000,000
Stephen Laskero 1835 A South Centre City Pkwy Number 304 Escondido, CA 92025	1,000,000
Sharon Miller 417 Meadow Lane, Batesville, IN 47006	1,000,000

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

NAME & ADDRESS OF SHAREHOLDERS	# SHARES
Bruce Jacob 1032 Dimmocks Mill Rd.Hillsborough, NC 27278	100
Jayapataka Swami 1959 Saxon Drive, Feasterville, PA 19053	100
Neena Mukkamala 95 Wolf Creek Blvd, Dover, DE 19901	100
Kristina Leigh Hicks 3 Rue de La Fontaine Rouge, Chessy 77700, France	100
Radha Krishna Mahajan 7002, Windswept Lane, Norristown, PA 19403	100
Augustus C Miller 732 Alburger Ave, Philadelphia, PA 19115	100
Robert M. & Lori A. Falzone 5409 Wixford Lane Mentor, OH 44060	100
Robert C. Potokar 5612 Reef Road Mentor on Lake OH 44060	100
Sam Pack 524 Baldwin Heights Circle Howard OH 43028	100
Dennis J. Long 1364 Elmwood Crt. Rocky River OH 44116	100
Christopher D. Zlomek 218 Fowler Lake Rd. Ghent NY 12075	100
Syam Sundar Vr Nutulapati 1959 Saxon Drive, Feasterville, PA 19053	100
Ed Strange 1501 Barnswallow Dr. Bensalem Pa 19020	100

Lokanath Mohapatra 210 Locust Street Philadelphia Pa 19106	100
William Deadwyler 41 West Allen Lane, Philadelphia, PA 19119	100
Vishal Verma 1949 Saxon Drive, Feasterville, PA 19053	100
John Berg 31492 Anner Road • Carriere, Mississippi 39426	100
William Kyle 703 Hemlock Hill Lane, West Chester, PA 19380	100
Sar Oliver 1167 Bridge street, Philadelphia, PA 19124	100
Steve Paskan 1000 Bacon Rd, Painsville Twp., OH 44077	100
William Fisher 35915 Hanamar Dr, Avon, OH 44011	100
Andrew Keough 3481 Main St., Perry, OH 44081	100
Frank Liberi, Jr 1073 Keerwood Rd, West Chester, PA 19382	100
Chad Bryner 18414 Whitehead Rd., LaGrange, OH 44050	100
Andy McDill 1519 W. Oakdale Ave., Chicago, IL 60657	100
Walt McMahon 8825 Bauer Circle, North Ridgeville, OH 44039	100
Reed Allen 8833 Bauer Circle, North Ridgeville, OH 44039	100
Pat Cook 37509 Terrell Drive, North Ridgeville, OH 44039	100
Tom Yablonsky 2089 West Blvd., Cleveland, OH 44102	100
Sandra Keller 5516 Edmonds Rd., Bellevue, OH 44811	100

The Common Stock issued in our Regulation D Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 504 of Regulation D of the Securities Act of 1933. Further:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 27. Exhibits Index.

The listed exhibits are filed with this Registration Statement:

Number	Exhibit Name

1.1	Subscription Agreement

3.1	Certificate of Incorporation

3.2	By-Laws

3.3	Amendment to Certificate of Incorporation

4.1	Specimen Stock Certificate

5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality

23.1	Consent of Maddox Ungar and Silberstein, PLLC

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 28. Undertakings.

The undersigned registrant undertakes:

The undersigned registrant undertakes:

(1)  To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

             I.     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            II.     To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to  if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           III.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

 (i)     If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

6.  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Philadelphia, State of Pennsylvania, on December 3, 2009.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Howard L. Bobb	President and Director	December 3, 2009
Howard L. Bobb	(Chief Executive Officer)

/s/ Sohini Khanna	Treasurer and Director	December 3, 2009
Sohini Khanna	(Chief Financial Officer)

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

BARD HOLDING Inc.

INDEX TO EXHIBITS

SEC REFERENCE NUMBER	TITLE OF DOCUMENT	LOCATION

1.1	Subscription Agreement	Filed herewith

3.1	Certificate of Incorporation and Amendment	Filed herewith

3.2	By-Laws	Filed herewith

4.1	Stock Certificate Specimen	Filed herewith

5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality	Filed herewith

23.1	Consent of Maddox Ungar and Silberstein, PLLC	Filed herewith